UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		June 27, 2019
Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)
Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 423-1321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	CTB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Credit Agreement Amendment

On June 27, 2019 (the “Closing Date”), Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), entered into Amendment No. 3 to Credit Agreement (the “Amendment”), by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (the “Agent”). The Amendment modified the terms of that certain Credit Agreement, dated as of May 27, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto, and the Agent, which amended the terms of the Credit Agreement to, among other things:

•	Extend the maturity date of the revolving credit facility to June 27, 2024 and increase the revolving credit facility to $500 million;

•	Add a delayed draw term loan in the amount of $200 million with a maturity date of June 27, 2024 to the facility;

•	Increase the incremental facility to $300 million plus such additional amount that the secured net leverage ratio would not exceed 1.75 to 1.00;

•	Modify certain negative covenants to permit additional indebtedness, investments, and liens; and

•	Increase the basket for permitted dividends.

The summary set forth in this Current Report on Form 8-K may not contain all the information that is important to you and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Agent and certain of the lenders to the Credit Agreement have in the past provided, currently provide and may in the future provide advisory and lending services to, or engage in transactions with, the Company and its subsidiaries or affiliates (including through certain subsidiaries or affiliates of the Agent and such Lenders). These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services and in respect of such transactions.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference into this “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number     Description

10.1	Amendment No. 3 to Credit Agreement, dated June 27, 2019, by and among Cooper Tire & Rubber Company, the lenders party thereto, and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	Cooper Tire & Rubber Company
June 28, 2019	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary